Exhibit 10.9
CORNERSTONE
ENERGY
BASE AGREEMENT

Seller:	Cornerstone Energy, Inc.
11011 Q Street
Suite 106A
Omaha, NE 68137
Contact:	John Markham
Phone:	(563) 556-9018
Fax:	(563) 556-1923

Buyer:	West Dubuque Bio Diesel, LLC
10749 James Meier Road
Farley, IA 52046
Contact:	Ed Recker
Phone:	563-744-3554
Fax:
Dated December 15, 2006
Agreement Number: 17998
     This Agreement incorporates and is subject to the Terms and Conditions attached hereto and has been executed as of the date first written above. This Base Agreement supersedes and replaces all existing or previously executed Base Agreements and amendments thereto.

Seller: Cornerstone Energy, Inc.		Buyer: West Dubuque Bio Diesel, LLC

By:	/s/ Mark Straub	By:	/s/ Joyce Jarding
Title: Vice President, Sales		Title: Secretary

GENERAL TERMS AND CONDIITONS
ARTICLE 1. PURPOSE AND DEFINITIONS
1.1 This Base Agreement for Natural Gas Sale Transactions (“Agreement”) establishes mutually agreed and legally binding terms governing purchases, sales and exchanges of Natural Gas, made between Buyer and Seller during the period this Agreement is in effect As used herein, the term “Buyer” refers to the party purchasing and accepting delivery of Gas and the term “Seller” refers to the party selling and making delivery of Gas.
1.2 (a) All transactions are entered into in reliance on the fact that this Agreement and all transactions form a single agreement between the Parties. For each transaction entered into between the Parties, Seller will prepare an Ordering Exhibit reflecting agreed upon terms and forward that Ordering Exhibit to Buyer
     (b) If the Ordering Exhibit is contrary to Buyer’s understanding of the transaction, then Buyer agrees to notify Seller within two (2) business days of the date of the Ordering Exhibit. Buyer understands and agrees that its failure to so notify Seller constitutes Buyer’s agreement to the transaction set out in the Ordering Exhibit.
     (c) The Parties agree that fax signatures on any Ordering Exhibit will be accepted by each Party as original signatures.
     (d) Except for items noted in Article 9, if there is a conflict between the Ordering Exhibit and this Agreement, the Ordering Exhibit will control.
1.3	The terms of this Agreement shall, unless specifically agreed otherwise, apply to and are incorporated in the following transaction types:
     (a) Firm: If sales under this Agreement are designated as “Firm”, then deliveries and receipts of gas under this Agreement may not be interrupted except for reasons of Force Majeure or curtailment on Buyer’s LDC. The Parties agree to make and accept deliveries of gas on a non-interruptible basis up to Buyer’s MDQ. If Seller interrupts Buyer for reasons other than Force Majeure or a curtailment by Buyer’s LDC, Buyer’s exclusive remedy shall be that Buyer may recover damages as provided in Article II.
     (b) Secondary Firm: If sales under this Agreement are designated as “Secondary Firm”, then the Parties have agreed to make and accept deliveries of gas on a best-efforts basis up to Buyer’s MDQ. Seller may interrupt its performance without liability to Buyer to the extent that one or more of the following conditions are present: i) Force Majeure; ii) curtailment by Buyer’s LDC; iii) curtailment of supply by a gas supplier, iv)curtailment of storage by a storage provider; v) curtailment of transportation by a transporter, including, but not limited to, transportation between secondary firm points; vi) recall of transportation capacity release by its releasor; vii) curtailment of gas production behind a specific meter. If Seller interrupts for any other reason, Buyer’s exclusive remedy shall be that it may recover damages as provided in Article 11.
     (c) Interruptible: If sales under this Agreement are designated as “Interruptible”, then Seller may interrupt Buyer at any time for any reason. The Parties have agreed to make and accept deliveries of gas on a daily basis without any obligation other than Buyer’s obligation to take and to pay for the gas it nominates on a daily basis, and Seller’s obligation to bill Buyer for the gas Seller delivers at the price specified in the Ordering Exhibit
1.4 “MDQ” means Buyer’s maximum daily quantity as specified in the Ordering Exhibit. If the MDQ has not been specified in the Ordering Exhibit and if Buyer has contracted for Firm or Secondary Firm service, Buyer’s MDQ for each month shall be calculated by dividing the monthly contract volume specified on the Ordering Exhibit by 25 days.
1.5 “OFO” (Operational Flow Order) or “PODB” (Period of Daily Balancing) shall mean an event where a monthly balanced pipeline or LDC requires balancing on a daily basis. If, in the event an OFO or PODB is issued by the interstate pipeline or LDC, Buyer’s MDQ will be restricted to Buyer’s first of the month confirmed nomination over the duration of the OFO or PODB.
1.6 “SOL” (System Overrun Limitation) shall mean an event where a daily balanced pipeline or LDC calls a critical day due to operational problems, capacity constraints, or any other cause.
ARTICLE 2. TERM
2.1 Unless terminated earlier pursuant to any other provision of this Agreement, the term of this Agreement shall be for a two (2) year period commencing on the date first written above, and shall continue month to month thereafter until terminated by either Party upon thirty (30) days prior written notice to the other, provided, however, that if one or more Ordering Exhibit(s) are in effect, termination under this Article 2 shall not be effective for such Ordering Exhibit(s) until the expiration of the term of such Ordering Exhibit(s).
ARTICLE 3. QUANTITY
3.1 Seller agrees to sell and make delivery of and Buyer agrees to purchase and accept delivery of the contract volume specified in the Ordering Exhibit in accordance with the terms of the specified transaction.
ARTICLE 4. CONTRACT PRICE
4.1 Unless otherwise indicated in the Ordering Exhibit, the contract price is stated in MMBtu. In the event a transporter changes any rates (e.g., Btu factor, fuel, demand charges, transportation charges) related to the delivery of gas hereunder, the contract price for such gas shall likewise change effective the date of the rate change by such transporter. Unless otherwise provided for in the Ordering Exhibit or associated Monthly Balancing Agreement, the per MMBtu charge for all gas supplies taken in excess of the monthly contract volume shall equal either the highest posted daily price as published in Gas Daily’s “Daily Price Survey” or the first of the month Index as published in Inside F.E.R.C. Gas Market Report (IFGMR) for natural gas from the same region and pipeline as the delivery point(s), plus all applicable pipeline charges. Unless otherwise provided for in the Ordering Exhibit or associated Monthly Balancing Agreement, the per MMBtu credit for all gas supplies not taken shall equal either the lowest posted daily price as published in Gas Daily’s “Daily Price Survey” or the first of the month Index as listed in TFGMR for natural gas from the same region and pipeline as the delivery point(s).
4.2 In the event Buyer fails to take receipt of any quantity of gas for which Seller has obtained or entered into financial risk management contracts, regardless of the transaction type, Buyer shall reimburse Seller the difference, if any, between a) the Contract Price multiplied by that portion of the volume not taken by Buyer and b) the price obtained by Seller in a sale of such quantity to a third party(ies) or the repurchase of such quantity, or part thereof, by the Seller. Sales or repurchases conducted by Seller to mitigate Buyer’s loss will be conducted by Seller in a commercially reasonable manner. If such sale or repurchase does not occur, Buyer will pay to Seller an amount sufficient to keep Seller whole under its risk management contracts. In addition, Buyer shall reimburse Seller for all of Seller’s incremental costs associated with Buyer’s failure to take or accept delivery of gas.
4.3 In the event an OFO, SOL or similar critical day is in effect, Seller shall have the right to bill all gas supplies nominated above the first of the month nomination at the highest Gas Daily index price for the days in question, plus all applicable pipeline charges. All such gas will be considered first through the meter.
4.4 Where natural gas sales are made on a Secondary Firm basis, Seller will base Buyer’s Contract Price upon the acquisition of released firm pipeline capacity. Seller shall use commercially reasonable efforts to acquire such released firm pipeline capacity. To the extent such released firm pipeline capacity is unavailable to Seller or unattainable by Seller due to prevailing market conditions, Seller shall have the right to pass on incremental pipeline transportation costs to Buyer that are incurred by Seller. Total pipeline transportation charges will not exceed the maximum FERC approved tariff charges of the applicable pipeline.
ARTICLE 5. NOMINATIONS, SCHEDULING, AND BALANCING
5.1 Nominations are due from Buyer to Seller no later than 24 hours prior to the nomination deadline of the applicable transporter for gas volumes to flow at the beginning of the month, or for any nomination change. The Ordering Exhibit shall set forth which of the parties is responsible for nominations, scheduling, and daily balancing with various gas suppliers and transporters. If the Ordering Exhibit is silent on those responsibilities, then Buyer will be responsible for nominating, scheduling, and daily balancing. With respect to these responsibilities that Buyer retains, Seller shall bear no liability to Buyer or any of Buyer’s gas suppliers or transporters. With respect to these responsibilities assumed by Seller under the Ordering Exhibit, Seller will rely on the accuracy and timeliness of information from Buyer regarding its current nominations. Buyer’s failure to timely communicate to Seller any changes to its daily nomination will entitle Seller to recover from Buyer any resulting imbalance or overrun charges, penalties and fees assessed by a supplier or transporter to Seller. Timeliness shall include, but not be limited to, communicating as soon as reasonable and sufficiently in advance of supplier and transporter deadlines to permit Seller to act. Seller is not responsible for any penalties caused by variances between the gas scheduled and the gas burned by Buyer unless a Daily Balancing Agreement has been executed between the parties, in which case the Daily Balancing Agreement will specify the extent, if any, of Seller’s obligation for this variance. Gas taken in excess of the Maximum Daily Quantity during a period of curtailment without prior authorization shall be unauthorized and shall be paid for by the Buyer at the higher of the sum of all associated penalty and other charges from Seller’s suppliers and transporters, or the Contract Price in 4.7 above.
5.2 If Buyer fails to communicate a daily nomination on a timely basis to Seller, Seller shall nominate Buyer’s monthly contract volume divided by the number of days in the month.
ARTICLE 6. TITLE AND RISK OF LOSS
6.1 Seller shall hold title to the gas up to the Delivery Point. Buyer shall hold title to the gas at the Delivery Point and downstream thereof. Each party shall bear the risk of loss during the time that such party holds title to the gas.
ARTICLE 7. TAXES
7.1 Seller shall be responsible for payment of all taxes with respect to the gas prior to the delivery of such gas at the Delivery Point(s). Buyer will be responsible for payment of all taxes at and after delivery of the gas at the Delivery Point(s). If a party is required to remit or pay taxes that are the other party’s responsibility hereunder, the party responsible for such taxes shall promptly reimburse the other party for such taxes. Reimbursement to Seller shall include, but not be limited to, taxes charged by an LDC when Seller is acting as Buyer’s LDC bill-paying agent. Buyer shall indemnify, defend, and bold harmless Seller from any claims for such taxes.
7.2 If applicable, Buyer shall pay all sales and use taxes, gross receipts taxes, franchise fees or similar taxes and fees in addition to the price stated in the Ordering Exhibit. In the event that Buyer claims tax exemption, Buyer shall provide Seller with exemption certificate(s) in a form acceptable to the appropriate taxing authority. If such certificate or other proof of exemption is not provided for a Particular transaction, Seller shall add the non-exempt tax to Seller’s invoice to be paid by Buyer.
ARTICLE 8. CREDIT REQUIREMENTS
8.1 Each party shall meet or exceed the other’s credit requirements during the term of this Agreement, and shall provide any financial information available as reasonably requested by the other party for its credit evaluation(s). The parties’ credit requirements may include, but shall not be limited to, prepayments, a parental guaranty, a letter of credit, or a margin account. Seller reserves the right to request such credit arrangements before and during the term of the Agreement. Should Buyer fail to provide satisfactory security to Seller, then Seller, in its sole discretion, may terminate this Agreement and immediately suspend deliveries hereunder.
8.2 In the event Buyer shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) default in the payment or performance of any obligation to Seller under any transaction(s); (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise become bankrupt or insolvent (however evidenced); (v) be unable to pay its debts as they fall due; or (vi) fail to give adequate security for or assurance of its ability to perform its further obligations under any transaction within twenty-four (24) hours of a reasonable request by Seller; (vii) is downgraded below a rating of “BBB-” by Standard & Poor’s Rating Group or its successor or below a “Baa3” by Moody’s Investors Service or its successor, then Seller shall have the right to withhold or suspend deliveries under any or all currently effective transaction(s) between the Parties or terminate this Agreement and all transactions, or both, without prior notice, in addition to any and all other remedies available hereunder or pursuant to law.
ARTICLE 9. BILLING
9.1 Buyer shall be billed based on the monthly contract volume stated in the Ordering Exhibit, trued up to actual consumption or scheduled quantities at the delivery point.
9.2 Seller shall have the right to bill based on estimated volumes and true up to actuals when those become available.
9.3 If not otherwise indicated in the Ordering Exhibit, the following shall be deemed to apply: i) billing units shall be in MMBTU, ii) the billing volume shall be equal to the actual MMBtu consumption, iii) the transaction type for any contract period shall be Secondary Firm, and (iv) the delivery point shall be Buyer’s city gate.
9.4 Buyer shall be billed at the Contract Price and other charges as provided in this Agreement, including, but not limited to, imbalance or overrun charges, penalties, and fees assessed by a supplier or transporter and which are the responsibility of the Buyer.
ARTICLE 10. PAYMENT
10.1 Payment from Buyer to Seller of the full amount of Seller’s invoice shall be due within ten (10) days of the invoice date (“Due Date”) at the herein-noted address. Payments shall be made by wire transfer or by check. Commencing on the day following the Due Date, interest shall accrue at the rate in Article 10.3 until the invoice is paid. Seller shall impose a 825.00 charge on all ranted checks.
10.2 If Buyer disputes, in good faith, any portion of Seller’s invoice, Buyer shall pay the amount invoiced and then notify Seller in writing of the disputed amount. If it is determined that any disputed amount is owed to Buyer, then Seller shall reimburse such amount, plus interest, at the rate specified in Article 10.3 from the original payment date.
10.3 Commencing on the day following the Due Date, interest shall accrue at 1 1/2% per month until the same is paid, provided, however, such rate shall not exceed the maximum rate established by law. Seller shall have the right to terminate this Agreement or any transactions hereunder if any bill remains unpaid for ten (10) days after the Due Date thereof or if Buyer breaches any other term or condition of this Agreement and fails to remedy or correct the same, within forty-eight (48) hours after receipt of written notice of such default from. Seller. Suspension of gas under this Section shall be in addition to any and all other remedies available in this Agreement. Buyer shall pay all costs and expenses (including attorney’s fees) incurred by Seller in collecting any unpaid amounts owed by Buyer.
ARTICLE 11. LIABILITY AND INDEMNIFICATION
11.1 EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR. DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT

OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
11.2 In the event Seller fails to comply with its obligations as specified in Article 1.1, Seller shall reimburse Buyer within ten (10) days of receipt of an invoice and supporting detail from Buyer for the difference between the Contract Price for the gas not delivered and the purchase price paid by Buyer for replacement gas, adjusted for reasonable incremental transportation costs, multiplied by that portion of the quantity not delivered. Buyer shall use commercially reasonable efforts to obtain gas at the lowest price possible for the delivery area.
11.3 If Buyer fails to take its monthly contract volume, Buyer will be liable for any and all firm transportation charges related to Buyer’s supply, which shall be billed in addition to the price of natural gas supply if such charges have not previously been included in the Contract Price.
11.4 Neither Party shall be liable to the other Party for losses or damages which result from (i) an event of Force Majeure preventing performance under this Agreement; or (ii) Claims made against such other Party by third parties due to the performance or non-performance of this Agreement, whether such Claims arise in contract, tort or otherwise; or (iii) the death of or bodily injury to such other Party’s employees, contractors or agents or damage to such other Party’s property due to the performance or nonperformance of this Agreement.
11.5 Each Party shall indemnify and hold the other Party and its directors, officers, agents, employees and contractors harmless from and against any and all claims, damages, costs (including attorneys’ fees), fines, penalties, liabilities, actions or proceedings in tort, contract or otherwise which the indemnified Party may be required to pay to, or which are asserted or brought by, the indemnifying Party’s employees, contractors or agents or third parties providing services to or receiving services from the indemnifying Party, arising from or claimed to have arisen from the performance or non-performance of this Agreement by the indemnifying Party.
11.6 Notwithstanding any other provision in this Agreement, in no event shall a party be liable for any penalties or charges assessed by any transporter for the unauthorized receipt of gas by the other party.
ARTICLE 12. FORCE MAJEURE
12.1 It is agreed that if a party gives written notice of an event of Force Majeure to the other party as soon as reasonably possible the obligations of the party giving such notice, to the extent such party is affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure. The cause of the Force Majeure shall be remedied with reasonable diligence and dispatch.
12.2 “Force Majeure” means an event not within the control of the party claiming it and claiming suspension of this Agreement. It shall include, but not be limited to, acts of God, landslides, lightning, earthquakes, fires, storms, hurricanes, floods, washouts, explosions, terrorism, low temperatures causing freezing or failure of wells or lines of pipe, curtailment of firm transportation or gas storage, strikes, lockouts, riots, sabotage, insurrections, wars, or other actions of governmental authorities.
12.3 If the price for the gas, or any portion of it, purchased under this Agreement has been fixed or hedged by Seller pursuant to one or more risk management contracts, then Buyer’s obligations shall not be excused by any event of Force Majeure; however, Seller shall have the obligation to attempt resale of such hedged position as provided in Article 4 of this Agreement In no event will an event of Force Majeure excuse Buyer’s obligation to pay directly or reimburse Seller for imbalance or overrun charges, penalties, and fees assessed by a supplier or transporter. Nothing contained herein shall require a party to settle any labor dispute. Force Majeure shall not excuse Buyer from taking or paying for volumes of natural gas at fixed charges or subject to related financial instruments.
ARTICLE 13. REGULATION
13.1 This Agreement is subject to all valid present and future laws, orders, rules, and regulations of duly constituted authorities with jurisdiction. In the event any jurisdictional body asserts jurisdiction over this Agreement or imposes or changes regulations, regardless of whether Seller is the entity being regulated, which materially impact the Seller’s economic benefit under this Agreement, Seller may terminate this Agreement on thirty (30) days’ written notice to Buyer. If either party’s activities hereunder become subject to law or regulation of any kind which renders this Agreement illegal, unenforceable, or uneconomical to perform, then either party shall at such time have the right to terminate this Agreement upon written notice to the other party.
ARTICLE 14. SHIPPER SERVICES
14.1 To the extent necessary according to the delegation of responsibility for nominating, scheduling, and daily balancing as designated in the Ordering Exhibit, Seller will provide shipper services for Buyer, for the purpose of procuring Buyer’s gas supplies, including taking title to such gas for Buyer, scheduling Buyer’s daily and monthly requirements of natural gas with transporters, negotiating, arranging, and managing Buyer’s contracts with transporters and receiving and paying billing statements for all gas commodity and transportation charges. Buyer agrees to execute such documents as may be required by transporters to allow Seller to provide such shipper services. Buyer shall ultimately be responsible for payment of all costs and charges incurred by Seller in providing shipper services for Buyer.
ARTICLE I5. SUCCESSION AND ASSIGNMENT
15.1 The provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of each of the Parties hereto. Buyer may not assign this Agreement to any other person or entity without the prior written consent of Seller. Seller may assign this Agreement at any time without having to obtain Buyer’s consent. Any consent required by this Article 15.1 shall not be unreasonably withheld. No future assignment will in any way operate to enlarge, alter or change any obligation of the non-assigning party under this Agreement.
ARTICLE 16. CONFIDENTIALITY
16.1 The terms of this Agreement and of any transactions shall be kept confidential by the Parties hereto, except, and only to the extent any such information must be disclosed for the purpose of effectuating gathering, transportation, or processing of the gas or as may be required to be disclosed by regulatory bodies (including the NYMEX), or to vested interest owners. Any and all information received by a Party pursuant to financial responsibility requirements will be held as confidential and used only for the purpose for which such information was requested.
ARTICLE 17. NOTICES
17.1 Any notice, demand, request, or statement provided for in this Agreement shall be in writing and shall be considered duty delivered when received by mail, facsimile, or nationally recognized overnight courier, at the addresses for NOTICES shown below:
NOTICES
Cornerstone Energy, Inc.
Attn: Contract Administration
11011 “Q” Street, Suite 106A
Omaha, NE 68137
17.2 Check payment made to Seller shall be considered duly delivered when received by mail, or overnight courier, at the address listed below:
CHECK PAYMENT
Cornerstone Energy, Inc.
P.O. Box 3366 Dept. 0850
Omaha, NE 68176
ARTICLE 18. MISCELLANEOUS
18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to principles of conflicts of laws.
18.2 The language used in this Agreement is the product of both parties’ efforts and each party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of a contract or the drafter of specific language in a contract.
18.3 Any waiver of any default under this Agreement shall not be construed as a waiver of any future defaults, whether of like or different character.
18.4 No action or claim, regardless of form, arising out of any transaction may be brought by either Party more than two (2) years after the cause of action has arisen.
18.5 This Agreement constitutes the entire agreement of the parties regarding the subject matter hereto and may not be altered, modified, or amended except in writing signed by both parties. Alterations, modifications or amendments by Buyer to this Agreement that have not been agreed to and initialed by Seller void Seller’s signature and terminate the Agreement.
18.6 This Agreement and any Ordering Exhibit may be executed by Seller with an electronic signature and the parties agree such signature is legally effective and binding.

CORNERSTONE ENERGY
MPF Ordering Exhibit w/ Addendum
11011 Q Street, Suite 106A, Omaha, NE 68137
Sales Rep: John Markham
Phone: (563) 556-9018 Fax: (563) 556-1923	Page 1
This Managed Procurement Fund Ordering Exhibit confirms the agreement between Cornerstone Energy, Inc. (Seller) and West Dubuque Bio Diesel, LLC (Buyer) regarding the purchase and sale of natural gas as of December 15, 2006. The Ordering Exhibit is subject to the Terms and Conditions set forth herein and in the Base Agreement between the parties.
Acct #:                      or X New AcctBase Agreement #: 17998 Ordering Exhibit #: 18000-REVISED

Contract Term		Transaction Type	MDQ
Start June 1, 2007	End: March 31, 2008	X Firm ☐ Secondary Firm	☐ Interruptible

Delivery Point	Delivery Information
☐ Into-the-Pipe	Pipeline Name: Northern Natural Gas	LDC: Aquila Networks
X LDC City Gate	Zone/Line Segment Zone D	LDC Acct#:
☐ Direct Connect	POI #:	City/State: Farley, IA
Projected Total Monthly Supply Needs (MMBtu):

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Dec	Total
2007						3,000	7,500	7500	7500	7500	7500	7,500	48000
2008	7500	7500	7500										22500
													0
Total	7,500	7,500	7,500	0	0	3,000	7,500	7,500	7,500	7,500	7,500	7,500	70,500
Billable Volume: X Actual Consumption ☐ Nominations
Contract Price at the Delivery Point - Managed Procurement Fund Supply Price plus applicable transportation, fuel and any other costs associated with bringing gas to the delivery point
Level of Participation: The Buyer must choose one of the following levels of participation which are more fully described in the Managed Procurement Fund Addendum attached hereto and by this reference made a part hereof:
X	Full Requirements (Cash Out Provision does not apply)

☐	Set Volume: The first MMBtu delivered each month. Additional volumes delivered up to Buyer’s First of the Month nomination will be priced at . The volumes stated above represent an estimate of Buyer’s total monthly supply needs.

☐	Percent of Volumes: % of all volumes each month, after which the remaining volumes, up to Buyer’s First of the Month nomination, will be priced at . The volumes stated above represent an estimate of Buyer’s total monthly supply needs.

☐	Volumes in Excess of Existing Hedge: All volumes in excess of the existing respective monthly hedged volumes specified in currently effective Ordering Exhibit(s). (Cash out provision does not apply.)
Management Fee. Buyer will pay Seller a monthly management fee to cover the cost of administering fixed price and option hedging, market analysis, billing, reporting and general management of the Program. The monthly management fee will be:
$.05 per MMBtu delivered to the Buyer
Natural gas will be billed as it flows through the meter in the following order: (1) Fixed, Basis, NYMEX or Index price; (2) Managed Procurement Fund volumes (3) Spot. Cost components not included in the Contract Price, but incurred by Seller will be billed to Buyer at the applicable market rate.
Fuel on Interstate Pipeline - Will be billed by Seller to Buyer at the monthly index price for gas delivered to the Delivery point specified herein.

CORNERSTONE ENERGY	MPF Ordering Exhibit w/ Addendum

11011 Q Street, Suite 106A, Omaha, NE 68137
Sales Rep: John Markham
Phone: (563) 556-9018 Fax: (563) 556-1923	Page 2
Evergreen Pricing Provisions
The initial term of this agreement is as stated under Contract Term. Unless terminated by either party giving 60 days written notice to the other party, this contract will automatically renew for additional one (1) year terms, beginning April 1 of each year and continuing through March 31 of the end of the term year. Should Buyer provide such written notice of cancellation of this Managed Procurement Fund pricing, and should Seller continue to deliver to Buyer after such cancellation is received, default Evergreen Pricing will apply. Said deliveries will be made on a month-to-month basis until terminated by either party giving the other 30 days written notice. The default “Evergreen Price” will be based upon index for deliveries to NNG Ventura as published in Inside FERC’s Gas Market Report plus applicable transportation, fuel, and any other charges associated with the delivery of gas for the month in which the delivery occurred. The default “Evergreen Volume” shall equal the previous calendar year’s monthly consumption in MMBtu for the applicable month unless otherwise designated by Buyer.

Cash-Out Monthly imbalances managed by:	☐ Cornerstone per the provisions below ☐ Utility per tariff
X Cornerstone per the Balance Service Contract with Buyer

Nominations, Scheduling, and Daily Balancing				Storage
Responsibility:	Buyer	Seller	Not Applicable
Nominations	☐	X	☐	☐ Buyer assigns its pipeline storage account to Seller
Scheduling	☐	X	☐	☐ Buyer assigns its Utility storage account to Seller
Daily Balance	☐	X	☐	X Not applicable
Special Provisions
Extreme variances in Buyer’s usage compared to historical usage, or the usage projected by Buyer, may result in an adjustment to Buyer’s monthly Managed Procurement Fund Price.
Site(s) Covered by Ordering Exhibit (Invoices will include tax unless customer has provided Cornerstone an exemption certificate for each site.)

Facility Name:	West Dubuque Bio Diesel, LLC	Tax Exempt*:		☐ Yes X No
Street Address:	10749 James Meier Road	Inside City Limits:		X Yes ☐ No
City, State, Zip:	Farley, IA 52046	County: Crawford
Utility Account #:		Utility: Aquila Networks

Buyer’s Address
Company Name:	West Dubuque Bio Diesel, LLC	Contact: Ed Recker
Street Address:	10749 James Meier Road	Phone:	563-744-3554
City, State, Zip:	Farley, IA 52046	Fax:

Billing Address (if different)

Company Name:		Attn:

Street Address:		Phone:

City, State Zip:		Fax:

Buyer:	Signature: /s/ Joyce Jarding
West Dubuque Bio Diesel, LLC
	Title:Secretary	Date: 3/8/07

Seller:	Signature: /s/ Mark Straub
Title Vice President, Sales
Cornerstone Energy, LLC		Date: 3/6/07
IF ANY OF THE ABOVE TERMS ARE CONTRARY TO YOUR UNDERSTANDING OF OUR AGREEMENT, PLEASE NOTIFY US IN WRITING SPECIFYING YOUR OBJECTIONS. FAILURE TO SO NOTIFY US WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF THIS TRANSACTION CONFIRMATION CONSTITUTES YOUR ACCEPTANCE OF THE TERMS SPECIFIED HEREIN.

CORNERSTONE ENERGY
MPF Ordering Exhibit w/ Addendum
11011 Q Street, Suite 106A, Omaha, NE 68137
Sales Rep: John Markham
Phone: (563) 556-9018 Fax: (563) 556-1923	Page 3
MANAGED PROCUREMENT FUND ADDENDUM
Cornerstone Energy, Inc. (Seller) and West Dubuque Bio Diesel, LLC (Buyer) have entered into a Base Agreement and Ordering Exhibit for the procurement, purchase and management of natural gas transportation and supply. This Managed Procurement Fund Addendum is made a part of the Ordering Exhibit and Base Agreement between Buyer and Seller.
Seller has established a diversified portfolio fund program (“Program”) for the purpose of assisting Buyers in managing price volatility which enables Buyer to purchase natural gas from Seller with a commodity price based upon a combination of fixed pricing, call options, monthly index pricing, daily index pricing and a discretionary pricing component. Seller will manage natural gas price volatility through the diversification of natural gas commodity purchases.
General Terms and Conditions of the effective Base Agreement between the parties shall apply.
 Program Election will apply to the Buyer’s natural gas supply purchases at the election of the Buyer. The Buyer must choose one of the following options:
     Full Requirements: The Program pricing will apply to all volumes delivered to the Buyer. This election can only be offered if no components of gas delivery to customer have been fixed for the term of the Managed Procurement Fund Ordering Exhibit
     Set Volume: Buyer identifies a specific volume for which the Program pricing will apply. Volumes delivered in excess of this specified volume will be priced as stated in the Managed Procurement Fund Ordering Exhibit.
     Percent of Volumes: Buyer identifies a specific percent of all volumes to be included in the Program pricing. Volumes in excess of this specified quantity will be priced as stated in the Managed Procurement Fund Ordering Exhibit.
     Volumes in Excess of Existing Hedge: The Program pricing will apply for all volumes in excess of the respective monthly volumes specified in Ordering Exhibit(s) covering any hedged volumes during the term of this MPF Ordering Exhibit. This option precludes Buyer from hedging additional volumes during the term of the Managed Procurement Fund Ordering Exhibit.
Extreme variances in Buyer’s usage compared to historical usage, or the usage projected by Buyer, may result in an adjustment to Buyer’s monthly Managed Procurement Fund Price.
Program Pricing is based on a combination of fixed pricing call options, monthly index pricing, daily index pricing and a discretionary pricing component.. The target weighting of each component is specified below:
a.	30% — 70% — fixed price

b.	20% — 60% — call options

c.	5% — 20% — monthly index pricing based on monthly spot market price of gas

d.	5% — 20% — daily index pricing based on daily spot market price of gas

e.	0% — 20% — discretionary pricing based on current market conditions and Seller’s expertise in the procurement of natural gas.
Management Fee: Buyer will pay Seller a monthly management fee to cover the cost of administering fixed price and option hedging, market analysis, billing, reporting and general management of the Program.
Warranties and Representations: Seller does not make any warranties or representations to Buyer regarding the performance of the Program. Seller has established the Program for the purpose of assisting Buyer in managing price volatility. Buyer acknowledges that the price of natural gas is market sensitive and may increase despite Seller’s attempt to manage prices through the diversification of natural gas commodity purchases.

Contract #: 18108-REVISED Base Agreement #: 17998	CORNERSTONE ENERGY
DAILY & MONTHLY BALANCING SERVICE CONTRACT

BUYER West Dubuque Bio Diesel, LLC 10749 James Meier Road Farley, IA 52046 Acct #: PHONE: 563-744-3554 FAX:	SELLER Cornerstone Energy, Inc. 11011 Q Street, Suite 106 A Omaha, NE 68137 PHONE: 563-556-9018 FAX: 563-556-1923

IINVOICE ADDRESS	SUBMITTED BY

X Same as above	Account Manager John Markham
☐ Other
TERM
June 1, 2007 to December 31, 2009 , and unless otherwise terminated as provided in the General Terms and Conditions of the Cornerstone Energy Base Agreement, will continue thereafter for successive two (2) year extension terms, until terminated by either party giving written notice not less than 60 days prior to the expiration of the applicable two-year extension term.
SCOPE OF SERVICE
Seller will protect Buyer from daily balancing and scheduling penalties and punitive monthly imbalance cash-outs provided that Buyer timely performs its obligations hereunder and subject to this Contract. Buyer and Seller agree that the specific terms of this Daily and Monthly Balancing Service shall apply in conjunction with the sale of Seller’s natural gas commodity supply, and agree that Seller will be Buyer’s exclusive provider of daily and monthly balancing services for the term of this agreement. Under the terms of this Daily and Monthly Balancing Service, Seller will schedule Buyer’s daily gas requirements with applicable transporting pipelines on a daily basis and will balance for Buyer on the interstate pipeline and applicable LDC on a daily basis. Seller will also be responsible for balancing Buyer’s monthly gas requirement with Buyer’s monthly consumption quantity. Should the monthly gas requirement purchased by Seller on behalf of the Buyer not equal the monthly quantity of gas consumed by Buyer, Seller will true-up Buyer’s long or short physical imbalance at a non-punitive market-based rate for the month in which the imbalance occurred. Seller will rely on the accuracy and timeliness of information from Buyer regarding its operational changes, which may cause usage to deviate from historical values upon which nominations are based. In the event that Buyer fails to timely provide such information, Seller will not be responsible for the imbalance created thereby and may terminate this Contract immediately. if a gas transporter restricts or curtails Buyer’s gas, then Seller will not be responsible for any resulting imbalances or penalties if Buyer takes unauthorized gas or otherwise fails to comply with the directives of the gas transporter. This service is also available on those days where the transporting pipeline declares a “SOL” or ‘SUL” day as defined in the pipeline’s tariff and given that Seller is providing commodity supply on Buyer’s behalf. As a provision of this Balancing Service, Buyer’s gas volumes must be included in Seller’s Aquila aggregation pool.
DAILY & MONTHLY BALANCING FEE
As consideration for the Daily and Monthly Balancing Service to be provided by Seller hereunder, Buyer will pay Seller a Daily & Monthly Balancing Fee of $.10 per MMBtu of gas delivered to Buyer’s premises.
PHYSICAL IMBALANCE TRUE-UP RATE
Monthly physical imbalances will be trued up by Seller based upon the daily posted midpoint spot prices for deliveries at Northern Natural Gas Co. — Ventura, Iowa, as established by Gas Daily’s Daily Price Survey, plus applicable fuel, transportation and any other delivery costs for the month in which the imbalance occurred.
SPECIAL PROVISIONS
This Daily and Monthly Balancing Service Contract supersedes and replaces all existing or previously executed balancing agreements and amendments thereto,
This Contract is subject to the General Terms and Conditions of the Cornerstone Energy Base Agreement.

Buyer	/s/ Joyce Jarding Signature	Secretary Title	3/8/07 Date

Seller	/s/ Mark Straub Signature	Vice President, Sales Title	3/6/07 Date

GUARANTEED DELIVERY AGREEMENT
This Guaranteed Delivery Agreement is made and entered into the 12th day of March 2007, by and between Cornerstone Energy, Inc (“Company”) and West Dubuque Bio Diesel, LLC (“Customer”).

WHEREAS, Company and Customer have previously entered into various Agreements, including a Cornerstone Base Agreement, regarding the sale and/or transportation of natural gas to which this agreement will be an extension thereto; and

WHEREAS, Customer is actively seeking to reserve “firm” natural gas interstate transportation capacity and Company has certain interstate transportation capacity, which it is willing to make available to Customer on a firm basis.

NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements contained herein, the parties agree as follows:

1.	Customer agrees to reserve and pay for and Company agrees to provide to Customer a Daily “Firm” interstate transportation capacity volume of up to 500 MMBtu per Day (Daily Firm Units) to the City Gate serving Customer’s facility located in Farley, IA. Customer shall notify Company no later than September 1, 2006, if Customer requires volumes that exceed the volumes stated in this paragraph. If Customer requires additional volumes, and if those volumes are available, the parties will execute an amendment to this Agreement setting forth such volumes; otherwise, the volumes stated herein shall apply.

2.	Customer’s right to transport gas under the firm capacity reserved under this Agreement shall begin on June 1, 2007, and continue through December 31, 2009. This period shall be considered the “contract term”. This Agreement shall automatically renew for additional contract terms unless terminated by either party giving the other 60 days written notice prior to the end of the current contract term, subject to availability of firm capacity on the pipeline. This Agreement requires that Company is Customer’s natural gas supplier through the term of this Agreement.

3.	The rate for the units of Daily “Firm” interstate transportation capacity that is reserved for Customer hereunder is $8.10 per Daily Firm Unit per Month. This charge is in addition to any charges for (i) gas supply, (ii) local transportation by the LDC, (iii) services provided under other agreements, or (iv) imbalance, scheduling, or other charges related to the transportation under the interstate transportation capacity reserved under this Agreement.

4.	This Agreement is subject to all valid laws, orders, rules, and regulations of any and all duly constituted authorities having jurisdiction over the subject matter herein. This Agreement is also subject to the tariffs of the interstate pipeline with whom Company has acquired the interstate transportation capacity. In the event such pipeline increases its rates or other charges to Company affecting the interstate transportation capacity reserved hereunder, then Customer agrees to and shall pay such increase in rates applicable to such capacity. The services provided under this Agreement are intended to be exempt from regulation of state or federal agencies. If the rates, terms, or conditions contained herein ever become subject to state or federal regulation that adversely affects or deprives Company from realizing the economic value of its bargain, then Company may terminate this Agreement upon thirty (30) days’ prior written notice.

5.	The terms of this Agreement shall be kept confidential by Company and Customer. If Company, in its sole discretion and through either direct or circumstantial evidence, determines that the confidentiality provision of this Agreement has been breached by Customer, then, in addition to any other remedy it may have, Company may immediately terminate this Agreement. Upon such termination, Company shall have no further obligation to Customer hereunder and Customer shall immediately pay to Company all amounts due Company hereunder.

6.	If either party is rendered unable wholly or in part by force majeure to carry out its obligations under this Agreement, then the obligations of the parties, to the extent that they are affected by such force majeure, shall be suspended during the continuance of the event of force majeure. For the purposes of this Agreement, “Force Majeure” shall have the same meaning as defined by the applicable transporting interstate pipeline with whom Company has acquired transportation capacity to perform this Agreement. In the event the transporting pipeline limits, curtails, interrupts, or in any manner affects the supply or transportation of natural gas for the maintenance, repair, overhaul, replacement or construction of any facilities or equipment; or to assure the availability of capacity equitably, then Company may suspend service under this Agreement for the duration of the limitation, curtailment or interruption.
If initialed here ____________, Customer appoints Company as Agent to execute LDC firm addendum (IA, MN only) priced at the current regulated tariff rate.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date shown first above.

Cornerstone Energy, Inc.		West Dubuque Bio Diesel, LLC Acct #: 9214623722

By:	/s/ Mark Straub	By:	/s/ William G. Schueller

Title:	Vice President, Sales	Title:	Chairman